Exhibit 99.3

ProFibrix B.V. (A Development Stage Company)
US GAAP Interim Condensed Financial Statements 2013
BioScience Park Leiden, the Netherlands
August 5, 2013

US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

    Interim condensed consolidated financial statements (Unaudited)

Interim condensed Consolidated Balance Sheets (Unaudited)
 Interim condensed Consolidated Statements of Operations (Unaudited)
Interim condensed Consolidated Statements of Comprehensive Income (Unaudited)
Interim condensed Consolidated Statements of Cash Flows (Unaudited)
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Interim Condensed Consolidated Balance Sheets (Unaudited)

	Notes	30.06.2013	31.12.2012
		EUR	EUR
			(Note 1)
Assets
Current assets
Cash and cash equivalents		8,780,453	2,465,843
Restricted cash	3.14	250,000	250,000
Other receivables	6	333,901	422,277
Total current assets		9,364,354	3,138,120

Non-current assets Property and equipment, net		99,330	111,448
Intangible assets		23,171	30,519
Restricted cash	3.14	437,500	500,000
Total non-current assets		560,001	641,967

Total assets		9,924,355	3,780,087

Liabilities
Current liabilities	9
Accounts payable		2,412,725	1,322,887
Convertible notes payable		20,685,758	15,427,364
Short-term part of borrowings		1,833,942	1,616,773
Social securities and other taxes		60,389	83,260
Deferred grant income		16,058	45,727
Other current liabilities		1,935,971	1,493,441
Total current liabilities		26,944,843	19,989,452
Non-current liabilities
Long-term liabilities	8	12,376,642	7,588,986
Total liabilities		39,321,485	27,578,438

Commitments and contingencies	11, 12	-	-

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Stockholders’ deficit	7

Preferred A stock; € 0.01 nominal value; 29,629,200 authorized and 12,434,523 issued and outstanding at June 30, 2013 and December 31, 2012		124,345	124,345

Preferred B stock ; € 0.01 nominal value; 29,629,200 authorized and 16,414,459 issued and outstanding at June 30, 2013 and December 31, 2012		164,145	164,145

Common stock; € 0.01 nominal value; 29,629,200 authorized and 5,643,925 issued and outstanding at June 30, 2013 and December 31, 2012		56,439	56,439
Additional Paid-in Capital		36,758,215	28,958,013
Deficit accumulated during development stage		(66,516,887)	(53,109,319)
Accumulated other comprehensive income		16,613	8,026
Total stockholders’ deficit		(29,397,130)	(23,798,351)

Total liabilities and stockholders’ deficit		9,924,355	3,780,087

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Interim Condensed Consolidated Statements of Operations (Unaudited)

	Note	Period ended 30.06.2013	Period ended 30.06.2012	Period from January 29, 2004 (Inception) to June 30, 2013
		EUR	EUR	EUR

Product sales		-	-	494,395
License revenues		-	-	161,421
Total revenues		-	-	655,816
Cost of product sales		-	-	120,000
Gross profit		-	-	535,816
Income from grants		29,669	40,867	344,430
Total other operating income		29,669	40,867	344,430
Operating expenses: Research and development	5	9,325,422	6,919,492	56,243,919
General and administrative		1,946,000	712,500	7,115,010
Total operating expenses		11,271,422	7,631,992	63,358,929

Loss from operations		(11,241,753)	(7,591,125)	(62,478,683)

Financial expense (net)		(2,147,280)	(338,009)	(4,073,028)
Total financial expense		(2,147,280)	(338,009)	(4,073,028)
Net loss before income tax		(13,389,033)	(7,929,134)	(66,551,711)

Corporate income taxes	10	(18,535)	(14,573)	34,824

Net loss		(13,407,568)	(7,943,707)	(66,516,887)

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Interim Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Note	Period ended 30.06.2013	Period ended 30.06.2012	Period from January 29, 2004 (Inception) to June 30, 2013
		EUR	EUR	EUR

Net loss		(13,407,568)	(7,943,707)	(66,516,887)

Foreign currency translation
Gain (loss) on foreign currency translation		8,587	11,154	16,613
Comprehensive income		(13,398,981)	(7,932,553)	(66,500,274)

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Interim Condensed Consolidated Statements of Cash Flows (Unaudited)

	Note	Period ended June 30, 2013	Period ended June 30, 2012	Period from January 29, 2004 (Inception) to June 30, 2013
		EUR	EUR	EUR
Cash flows from operating activities
Net loss		(13,407,568)	(7,943,707)	(66,516,887)
Adjustments to reconcile net loss to net cash used in operating activities:
- Depreciation and amortization		39,339	38,811	368,985
- Stock-based compensation		60,000	90,000	743,437
- Interest income and expenses		1,755,454	396,119	3,685,213
- Impairment loss on Haemostatix		-	-	1,465
Changes in operating assets and liabilities:
- Other receivables		88,376	457,215	(333,901)
- Accounts payable		1,509,497	(1,277,951)	4,409,085
Net cash used in operations		(9,954,902)	(8,239,513)	(57,642,603)

Cash flows from investing activities Purchase of property and equipment		(19,480)	(5,317)	(341,572)
Changes in restricted cash		62,500		62,500
Purchase of financial assets		-	-	(1,465)
Net cash used in investing activities		43,020	(5,317)	(280,537)

Cash flows from financing activities
Proceeds from issuance of common and preferred stock		-	-	26,128,923
Option payment received	9	7,688,168	-	7,688,168
Proceeds from long-term loans	8	4,717,630	-	12,252,630
Proceeds from convertible notes payable	9	4,000,000	7,200,000	21,250,000
Repayment of long-term loans	8	(187,500)	-	(629,791)
Net cash provided by financing activities		16,218,298	7,200,000	66,689,930

Exchange rate effects and translation differences on cash		8,194	10,201	13,663
Net (decrease)/increase in cash and cash equivalents		6,314,610	(1,034,629)	8,780,453

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Cash and cash equivalents - beginning of period	2,465,843	4,930,013	-
Cash and cash equivalents – end of period	8,780,453	3,895,384	8,780,453

Supplemental disclosures of Cash Flow Information
Corporate income tax paid	(26,140)	(24,598)	(30,048)
Interest received (paid)	(48,178)	(47,394)	(12,018)

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Notes to Interim Condensed Consolidated Financial Statements (Unaudited)
1. Description of business
ProFibrix B.V. and its 100% subsidiary, (“ProFibrix” or the “Company”) are engaged in leveraging their expertise in fibrinogen technology to develop and market innovative products for the haemostasis and regenerative medicine markets. The Company’s products are aimed at treatments that stop acute and severe bleeding during surgery or after trauma injury and support tissue repair. At the heart of all ProFibrix products is human fibrinogen a matrix protein with unique functional properties that plays a pivotal role in blood clotting and tissue healing.
ProFibrix B.V. is a limited liability company incorporated in the Netherlands, with its statutory seat in Leiderdorp. The address of its headquarters and registered office is Zernikedreef 9, 2333 CK Leiden, the Netherlands.
The Company is in its development stage as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, Development Stage Entities. The Company’s activities since inception have consisted principally of acquiring product and technology rights, raising capital and performing research and development activities. Since inception, the Company has incurred significant losses from operations and expects losses to continue for the foreseeable future. The Company’s success depends primarily on the successful development and regulatory approval of its product candidates and its ability to obtain adequate financing as discussed below.
On June 4, 2013 the Company and The Medicines Company announced an agreement for The Medicines Company to purchase all of the outstanding capital stock of ProFibrix B.V. subject to satisfactory review of the pending Phase 3 clinical trial results of our lead product FibrocapsTM. On August 5, The Medicines Company completed the acquisition of the Company pursuant to this agreement, with the Company becoming a wholly-owned subsidiary of The Medicines Company.
2. Basis for preparation and use of estimates
The accompanying unaudited interim condensed consolidated financial statements of ProFibrix B.V. have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim information. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These interim condensed financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the Company’s financial position as of June 30, 2013 and its results of operations and comprehensive loss and cash flows for the six months ended June 30, 2013 and 2012, and for the period from January 29, 2004 (inception) through June 30, 2013. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013 or for any other interim period or for any other future year.
The preparation of these interim condensed financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosures. Those estimates and assumptions include, but are not limited to, the valuation of equity

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

instruments, stock-based compensation, the estimated useful lives of property and equipment, clinical trial accruals, and certain other accrued liabilities. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates and assumptions.
The interim condensed consolidated balance sheet as of December 31, 2012 was derived from the Company’s audited consolidated financial statements included elsewhere in this Report on Form 8-K. These interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2012.
Recently issued and adopted accounting pronouncements
The interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). New Standards and Interpretations, which became effective as of June 30, 2013, did not have a material impact on our interim condensed consolidated financial statements.
In December 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-11 “Disclosures about Offsetting Assets and Liabilities”. Under the new guidance, the entities must disclose both gross information and net information about both instruments and transactions eligible for offset on the balance sheet in accordance with the offsetting guidance in ASC 210-20-45 or ASC 815-10-45, and instruments and transactions subject to an agreement similar to a master netting arrangement. This guidance became effective for us beginning January 1, 2013. This guidance had no effect on the interim condensed consolidated financial statements.
In July 2012, the FASB issued ASU No. 2012-02 “Testing Indefinite-Lived Intangible Assets for Impairment”. This ASU amends the guidance in ASC 350-30 on testing indefinite-lived intangible assets, other than goodwill, for impairment. The FASB issued the ASU in response to feedback on ASU 2011-08, which amended the goodwill impairment testing requirements by allowing an entity to perform a qualitative impairment assessment before proceeding to the two-step impairment test. The new guidance will be effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The ASU 2012-02 had no effect on our interim condensed consolidated financial statements.
In October 2012. the FASB issued ASU No. 2014-04 “Technical Corrections and Improvements”. This ASU makes certain technical corrections (i.e., relatively minor corrections and clarifications) and “conforming fair value amendments” to the FASB Accounting Standards Codification (the “Codification”). The new guidance became effective for fiscal years beginning after December15, 2012. The implementation of this guidance had no effect on our interim condensed consolidated financial statements.
In February 2013, FASB issued guidance establishing new requirements for disclosing reclassifications of items out of accumulated other comprehensive income. Specifically, (1) disclosure is required of the changes in components of accumulated OCI, (2) disclosure is required of the effects on individual line items in net income for each item of accumulated OCI that is reclassified in its entirety to net income, and (3) cross references are required to other disclosures that provide additional details for OCI items that are not reclassified in their entirety

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

to net income. The guidance became effective for interim and annual periods beginning after December 15, 2012. The implementation of this guidance did not have a material effect on our interim condensed consolidated financial statements.
3.     Summary of Significant Accounting Policies
3.1    Basis of consolidation
The consolidated financial statements incorporate the financial statements of ProFibrix B.V. and its 100% subsidiary ProFibrix Inc.
All intercompany transactions, balances, income and expenses are eliminated in full on consolidation.
3.2     Foreign currencies
Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in Euros, which is the Company’s functional and presentation currency.
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.
3.3    Classes of financial instruments
Classes of financial instruments
Financial instruments can be both primary financial instruments, such as receivables and payables, and financial derivatives. For the accounting principles of primary financial instruments, reference is made to the accounting principles per individual class of financials instruments.
Financial derivatives are valued at fair value. Upon first recognition, financial derivatives are recognized at fair value and then revalued at fair value as at balance sheet date.

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Fair Value Measurement
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions and risk of nonperformance.

A fair value hierarchy was established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

Level I – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level II – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
Level III – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

As of June 30, 2013 and June 30, 2012 the Company’s derivatives consisted of one interest rate swap. The valuation of this interest rate swap is based on level II inputs. The valuation technique used to determine the fair value of the interest rate swap is the Net Present Value technique, which is the estimated amount that a bank would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates.
3.4    Pension obligations
The Company operates a defined contribution pension plan for all employees funded through payments to an insurance company. The Company has no legal or constructive obligation to pay further contributions once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.
3.5        Stock-based payments

The Company operates an equity-settled stock-based compensation plan. The Company accounts for stock-based compensation following the provisions of FASB ASC Topic 718, Stock Compensation. The Company measures compensation cost for share-based payment awards granted to employees and non-employee directors at fair value using the Black-Scholes option pricing model.
The fair value determined at the grant date of the equity-settled stock-based payments is expensed over the requisite service period based on the estimated grant-date fair value of the awards and forfeiture rates. At the end of each reporting period, the Company revises its estimate

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to additional paid-in capital (common stock) within shareholders’ deficit.
Equity-settled stock-based payment transactions with parties other than employees are measured based on the fair value of the goods or services or the fair value of the equity instruments issued, depending on which is more reliably measurable.
3.6    Bonus plans
The Company recognizes a liability and an expense for bonuses if contractually obliged or if there is a past practice that has created a constructive obligation.
3.7    Taxation
The Company accounts for uncertain tax positions in accordance with Accounting Standards Codification Topic 740, Income Taxes (ASC 740). ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company must then assess the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Due to the Company’s lack of earnings history, its net deferred tax assets have been fully offset by a valuation allowance.
3.8    Property and equipment
Property and equipment comprise mainly laboratory equipment, furniture and computer hardware and software. All property and equipment are stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that the future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance charges are expensed in the financial period in which these are incurred.

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Depreciation is calculated using the straight-line method to allocate the cost of the assets to their residual values over their estimated useful lives. Property and equipment are depreciated as follows:
-    Laboratory equipment            5 years
-    Furniture                5 years
-    Computer hardware/software        3-5 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (also refer to 3.15).
Gains and losses on disposals are determined by comparing proceeds with carrying amounts. These are included in the income statement.
3.9    Intangible assets
Licenses
Acquired patents have a definite useful life and are carried at cost less accumulated amortization and impairment losses. Amortization is calculated using the straight-line method to allocate the cost of patents over their estimated useful lives (generally 10 years unless a patent expires prior to that date). Amortization begins when an asset is available for its intended use.
3.10    Impairment of tangible and intangible assets
The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses on long-lived assets.

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

3.11    Financial assets
All financial assets are recognized and derecognized on trade date where the purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.
(a)    Other financial assets
Other financial assets are carried at cost and assessed for indicators of impairment at the end of each reporting period. Other financial assets are investments in unquoted equity instruments that are not carried at fair value because their fair value cannot be reliably measured. They are included in non-current assets unless Management intends to dispose the investment within 12 months of the balance sheet date.
3.12    Derivative financial instruments
Derivatives financial instruments are initially recognized at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at the end of each reporting period. The fair value is based on the market prices of the instruments. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative. To the extent that no formal hedge accounting is applied, any gains and losses arising from changes in the fair value of the instruments are recognized in the statement of income during the period in which they arise.
3.13    Cash and cash equivalents

Cash and cash equivalents include cash in hand and all highly liquid investments with maturities of three months or less that are convertible to a known amount of cash and bear an insignificant risk of change in value.
3.14 Restricted cash
In connection with a loan agreement with ABNAMRO-bank amounting to EUR 2,250,000, an amount of EUR 750,000 was not at our free disposal (locked up as part of the securisation of the loan). The restricted amount is reduced EUR 62,500 per quarter in connection with the quarterly repayments of the loan starting April 1, 2013. The amount is presented as restricted cash on the face balance sheet. The total restricted amount is EUR 687,500 as at June 30, 2013 (2012: EUR 750,000).

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

3.15    Financial liabilities and equity instruments
Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement.

(a) Equity instruments
An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

(b) Compound instruments
The component parts of compound instruments (convertible bonds) issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized and included in equity, net of income tax effects, and is not subsequently remeasured.

(c) Other financial liabilities
Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs incurred, and are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.
The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Borrowings and other financial liabilities are classified as ‘non-current liabilities’ unless the Company has liabilities with maturities up to one year, which are classified as “current liabilities”.

The Company derecognizes financial liabilities when the liability is discharged, cancelled or expired.
3.16 Research and development costs and credits
Costs relating to research and development (R&D) are charged to operating expenses as incurred. ProFibrix B.V. receives grants and other credits from several Dutch institutes (see 3.5 above). For as far as such government grants and other credits cover R&D costs , these are recorded as R&D credits in the R&D line in the consolidated statements of operations in the period in which such costs occur.

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

3.17 Clinical trial accruals
Clinical trial costs are a component of research and development expenses. The Company accrues and expenses clinical trial activities performed by third parties based upon actual work completed in accordance with agreements established with clinical research organizations and clinical sites. The Company determines the actual costs through review of documentation, discussions with internal personnel and external service providers, data as to the progress or stage of completion of trials or services, and the agreed-upon fee to be paid for such services.
Nonrefundable advance payments for goods and services that will be used or rendered in future research and development activities, are deferred and recognized as expense in the period that the related goods are delivered or services are performed.
3.18    Revenue recognition
Revenue comprises the fair value of the sale of goods and services, and is shown net of value added tax, rebates and discounts and after eliminated sales within the Group.
Revenues from goods are recognized upon delivery. The cost price of these goods is allocated to the same period.
License and royalty revenues include amounts earned from third parties with licenses and/or options to the Group’s intellectual property. License and royalty revenues are recognized when earned in accordance with the substance and under the terms of the related agreements and when it is probable that the economic benefits associated with the transaction will flow to the entity and the amount of the revenue can be measured reliably.
4.     Financial risk management
4.1    Risk management policies
The Company’s activities expose it to a variety of financial risks: market risk (including currency risk, interest rate risk and price risk), credit risk and liquidity risk. The Company’s overall financial risk management seeks to minimize potential adverse effects resulting from unpredictability of financial markets on the Company’s financial performance.

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

Risk management is carried out by the finance department. The finance department identifies and evaluates financial risks and hedges these risks if deemed appropriate.
(a)Market risk
Foreign exchange risk arises from future commercial transactions and recognized assets and liabilities in foreign currencies. In the years presented, the Company had no significant outstanding receivables, but had significant expenditures in various currencies, predominately in US-Dollars and British-Pounds. The Company has an exposure associated with the time delay between entering into a contract, budget or forecast and the realization thereof. It is the Company’s policy to manage these exposures by hedging foreign currency risks on a selective basis by Management’s decision. As of June 30, 2013 no hedge instruments related to foreign currency risks were outstanding. The impact of fair value measurements on the financial statements is limited. We included the disclosure requirements of ASC 820 (Fair Value Measurement) in the notes of the applicable account balance (where relevant).
(b) Interest rate risk
The Company is exposed to interest rate risks as a result of changes in the market interest rates compared to loans with fixed rates. The Company has three loans with fixed interest rates, with a total of € 28.7 million principal value at 30 June 2013 (December 2012: € 20.6 million). The Company has one loan with principal value of € 1.9 million per June 30, 2013 which bears a floating interest rate (December 2012: € 2.25 million). By use of interest rate swaps the floating interest rate has been swapped into a fixed interest rate. Details on the interest rates and maturity of these loans are provided in “Long-term liabilities” note.
(c) Credit risk
Credit risk represents the risk of financial loss caused by default of the counterparty. The Company has no large receivables balances with external parties. The Company’s principal financial assets are cash and cash equivalents which are placed at Rabobank and ABN AMRO-bank.
(d) Liquidity risk
Liquidity risk represents the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities. Prudent liquidity risk management implies ensuring sufficient availability of cash resources for funding of the operations and planning to raise cash as if and when needed, either through issue of shares or through credit facilities. Management monitors rolling forecasts of the Company’s liquidity reserve on the basis of expected cash flow.

5.     Research and development costs
The research and development costs comprise allocated employee costs, clinical development costs, the costs of materials and laboratory consumables, license- and IP-costs, allocated depreciation costs and allocated other costs.

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

6.    Other receivables

	30.06.2013	31.12.2012
	EUR	EUR

Value added tax	121,139	83,410
Other deferred tax	21,674	13,655
Other	191,088	325,212
	333,901	422,277
All other receivables are considered short-term and due within one year. Refer to note 10 for further disclosures on deferred tax.

7.    Stockholders’ deficit
During the six-month period ended June 30, 2013 and June 30, 2012, no new shares of common or preferred stock have been issued.
During 2012 the Company granted 437,912 options to purchase common share of the Company to employees of the Company. No new options were granted in 2013.
Option payment
On June 4, 2013, the Company entered into an option agreement with The Medicines Company. Under the terms of the agreement, the Medicines Company paid to the Company an upfront, non-refundable payment of $10.0 million for granting The Medicines Company an exclusive, irrevocable option to purchase all of the Company’s outstanding preferred and common shares from its shareholders. This $10.0 million payment is recognized as part of Shareholders’ deficit as this option fee was effectively a transaction between shareholders and is contributed by the current shareholders of ProFibrix to the company. When the acquisition closes (part of) the option fee will be settled through the working capital adjustment.
The amount of EUR 7.7 million recognized on the June 30, 2013 balance sheet reflects the $10.0 million converted in EUR against the exchange rate prevailing at transaction date.
8.    Long-term liabilities

	30.06.2013	31.12.2012
	EUR	EUR
Loans from Agentschap NL:
- Uitdagerskrediet	-	-
- Innovatiekrediet	4,500,000	4,500,000
- Accrued interest Innovatiekrediet	1,644,744	1,286,418
- Innovatiekrediet II	4,717,630	-
- Accrued interest Innovatiekrediet II	121,934	-
ABNAMRO-bank	1,312,500	1,687,500
Derivative financial instruments	79,835	115,068
	12,376,643	7,588,986
(a)        Uitdagerskrediet
The remaining principal amount of EUR 600k of this no interest bearing loan is payable per

20

US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

October 1, 2013, and therefore fully presented in the current liabilities. The securities for amounts due to Agentschap NL are a pledge on all intangible and tangible fixed assets which are co-financed with the awarded grant. Using prevailing market interest rates for an equivalent loan of 11%, the fair value of the remaining amount of the loan is estimated at EUR 583,942 at June 30, 2013. The difference between the nominal value and the fair value of the loan, is the fair value of the benefit derived from the interest-free loan which is recognized as deferred grant income.
(b)        Innovatiekrediet
Agentschap NL has granted the company a loan under the Innovation Credit scheme of EUR 5 million in the past to finance the further clinical development of FibrocapsTM. The loan bears interest at 11.4%, to be paid in arrears. As per November 1, 2013 10% of the loan facility has to be repaid, as per November 1, 2014 20% and as per November 1, 2015 the additional 70% plus the total amount of accrued interest. The securities for amounts due to Agentschap NL are a pledge on all intangible and tangible fixed assets which are co-financed with the awarded grant.
The second loan agreement for the Innovation Credit (Innovatiekrediet II) was entered into in late 2012. The cash receipts related to this loan were fully received in the first half of 2013, leading to a total loan amount of EUR 4.7 million. The loan bears an interest rate of 10% to be paid in arrears. As per June 30, 2014 10% of the loan facility has to be repaid, as per June 30, 2015 40% and as per June 30, 2016 the remaining 50% plus the total amount of accrued interest. The securities for amounts due to Agentschap NL are a pledge on all intangible and tangible fixed assets which are co-financed with the awarded grant

(c)        ABNAMRO-bank
In March 2011 the Company entered into a loan agreement (“MKB Borgstellingskrediet”) with ABNAMRO-bank amounting to EUR 2,250,000 of which EUR 750,000 is not at our free disposal (locked up as part of the securisation of the loan). We have granted a right of pledge on inventory, stock, receivables to ABN AMRO Bank to secure the repayment of the loan. The loan bears a floating interest rate. Starting April 1, 2013 the loan has to be repaid in 12 equal quarterly installments amounting to EUR 187,500 each.
As part of the loan agreement the Company entered into derivative instruments (interest rate swaps) for the management of interest rate risks. Under interest rate swap contracts the Company agrees to exchange the difference between fixed and floating interest rate amounts calculated on the principal loan amount. Such contracts enable the Company to mitigate the risk of changing interest rates and the cashflow exposures on the issued variable rate debt. The fair value of interest rate swaps at the end of the reporting period is determined by discounting the future cash flows using the curves at the end of the reporting period and the credit risk inherent in the contract. The changes in fair value are recognized in the profit and loss account. The fair value of the interest rate swaps as per June 30, 2013 amounts to EUR 79,835 (December 2012: EUR 115,068).

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

9.    Current liabilities
Convertible notes payable
On February 27, 2012 the Company entered into a convertible notes payable agreement with its existing shareholders amounting to EUR 12,000,000. The loan bears interest at 8.0%, to be paid in arrears. The loan, including accrued interest, matures post Phase III, but no later than August 1, 2013. The total loan amount will be converted into preference B-shares. The conditions of the loan have been evaluated and no equity component was recognized.
On November 22, 2012 the Company entered into a second convertible notes payable agreement with its existing shareholders amounting to EUR 6,000,000 with an extension of this loan under the same conditions amount to another EUR 3,000,000 agreed in April, 2013. As of June 30, 2013, EUR 7,000,000 of this total of EUR 9,000,000 was drawn. The loan bears interest at 8.0%, to be paid in arrears. The loan, including accrued interest, matures on August 1, 2013. The total loan amount including accrued interest will either be paid out in cash (see below) or converted into preference B-shares. The lending shareholders have a right to a commitment fee of 10% of the commitment for the period from signing until utilization. The commitment fee per June 30, 2013 amounts to EUR 125,000 and is recorded under accrued expenses.
As part of the agreement the Company granted 121,000 warrants to the lending shareholders in connection with the receipt of the first tranche of EUR 3,000,000, which was drawn in December 2012. Another 121,000 warrants were granted to the lending shareholders when the second tranche of EUR 3,000,000 was drawn by the Company in March, 2013. Each warrant entitles the lending shareholder to acquire one ordinary share upon payment of the nominal value per share of EUR 0,01. The warrants may be exercised during the term of the loan. In case a liquidation event (other than an IPO) occurs prior to the maturity date, the total loan amount of the second loan, including accrued interest at a rate of 30% per annum, will be repaid in cash at the time of the closing of the liquidation event. In case an IPO occurs prior to the maturity date, the loan amount, including accrued interest at a rate of 8% per annum, will convert into preference B-shares. Considering the high probability of a liquidation event (other than an IPO) at June 30, 2013, the Company accrued interest for this loan at a rate of 30% per annum as per June 30, 2013.
The conditions of the loan have been evaluated. The proceeds from the convertible notes payable have been allocated to the Notes Payable and the detachable warrants based on their relative fair value. The portion of the proceeds so allocated to the warrants (EUR 104,068) has been accounted for as Paid-in Capital.
Other current liabilities
Other current liabilities consist of the following:

	30.06.2013	31.12.2012
	EUR	EUR

Employee bonuses	305,417	506,832
Accrual clinical trials	1,075,500	481,335
Other	555,054	505,274
	1,935,971	1,493,441

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US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

10.    Income tax
The income tax charge relates to the tax expense of ProFibrix B.V.’s only US subsidiary, ProFibrix Inc. The US subsidiary recharges its costs incurred to its parent company with an at arm’s length mark-up. As a result the US subsidiary is profitable and pays a small amount of income taxes in the US. Due to the operating losses incurred since inception the Company has no tax provisions at ProFibrix B.V. level.
We have calculated the tax charge for the six-month period ended June 30, 2013 based on our best estimate of the effective tax rate expected to be applicable for the full fiscal year.
Deferred tax assets reflect the net tax effects of net operating loss and tax credit carryforwards (against which a full valuation allowance has been recorded) and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes (related to the income taxes of ProFibrix Inc.).
Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, the Company’s net deferred tax assets related to operating loss and tax credit carryforwards have been fully offset by a valuation allowance.
11.    Contingencies

(a) Milestone payments and royalties
In the course of its business the Company enters as licensee into contracts with other parties to obtain freedom to operate with regard to the development and marketing of its pipeline products. The company will need to pay milestone payments whenever defined milestones will be met (under one major license agreement GBP 100,000 per year) and Royalty payments to the licensors based on future sales levels. As future sales levels are uncertain, as well as if and when the milestones will be met, the financial effect of these agreements cannot be estimated reliably.
(b) Claims
There are no claims known at all to Management related to the activities of the Company.

12.    Commitments
Operating lease commitments
Annual lease obligations entered into with third parties in respect of property are EUR 151,000. The remaining term of the lease contracts is 1.0 year or less. An amount of EUR 160,000 was recorded as operating lease expenses in the 2013 interim condensed consolidated financial statements.

23

US GAAP Interim Condensed Financial Statements 2013 of ProFibrix B.V. (A Development Stage Company)

13.    Related-party transactions
Balances and transactions between the Company and its subsidiary, which is a related party of the Company, have been eliminated on consolidation and are not disclosed in this note. We note no other significant transactions took place during the six-months ended June 30, 2013 and June 30, 2012 with related parties.
14.    Subsequent events
On June 4, 2013 the Company and The Medicines Company announced an agreement for The Medicines Company to purchase all of the outstanding capital stock of ProFibrix B.V. subject to satisfactory review of the pending Phase 3 clinical trial results of our lead product FibrocapsTM. Under the terms of the agreement we received a USD 10 million upfront option payment. If the Medicines Company is satisfied with the trial results it will purchase all of the outstanding capital stock at closing after conversion of the € 12.0 million convertible notes payable received in 2012. The additional convertible notes payable amounting to € 9.0 million (of which currently € 7.0 million is drawn) and the loans from Agentschap NL and ABNAMRO-bank will be repaid at closing (including accumulated interest). We received positive data from our phase 3 clinical trials and after review by the Medicines Company, the purchase options for all the outstanding capital stock of the Company was executed by them. Closing of the acquisition took place on August 5, 2013.
The Medicines Company confirmed to provide the resources that are necessary for the Company to meet its financial obligations.

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